UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 26, 2009

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2009, the Board of Directors (the “Board”) of Cano Petroleum, Inc. (the “Company”) selected Steven J. Pully to be a member of the Board.  Since July 2008, Mr. Pully has been the General Counsel of Carlson Capital, L.P. (“Carlson”), an asset management firm.  Carlson currently beneficially owns approximately 11% of the Company’s common stock.  From October 2007 through July 2008, Mr. Pully was a consultant, working primarily in the asset management industry.  From December 2001 through October 2007, he worked for Newcastle Capital Management, L.P., an investment partnership, where he served as president from January 2003 through October 2007.  He also served as chief executive officer of New Century Equity Holdings Corp., a company engaged in evaluating acquisition candidates, from June 2004 through October 2007.  From May 2000 to December 2001, he served as a managing director in the investment banking department of Bank of America Securities, Inc. and from January 1997 through May 2000, he was a member of the investment banking department of Bear Stearns where he became a senior managing director in December 1999.  Mr. Pully serves as a director of Ember Resources and Energy Partners Ltd.  He is also a director of Peerless Systems, although he is not standing for re-election as a director at that company’s June 2009 annual meeting.  Mr. Pully is licensed as an attorney and Certified Public Accountant in the state of Texas and is a Chartered Financial Analyst.  He holds a B.S. with honors in accounting from Georgetown University and a J.D. degree from The University of Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: May 28, 2009
	By:	/s/ Benjamin Daitch
Benjamin Daitch
Senior Vice President and
Chief Financial Officer